Exhibit 23


                               Arthur Andersen LLP
                                   Suite 2500
                            133 Peachtree Street, NE
                             Atlanta, GA 30303-1816
                                  404-658-1776



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 on the financial statements of Mississippi Power Company, included in this Form 8-K, into Mississippi Power Company's previously filed Registration Statement File No. 333-45069.



/s/Arthur Andersen LLP
Atlanta, Georgia
February 28, 2000